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                                                                   Exhibit 23.03

              CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Exodus Communications, Inc. on Form S-4 of our report dated April 8, 1999 (April 21, 1999 as to Note 9) relating to the consoldiated financial statements of Cohesive Technology Solutions, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, and to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

San Jose, California
November 1, 1999